ANDREW M. SMITH
                         3711 Long Beach Blvd, Suite 809
                              Long Beach, CA, 90807
                                 (562) 424-8679



                         INDEPENDENT AUDITORS' CONSENT


As independent certified public accountants, I hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of my report relating to the financial statements of International Synergy Holding Company Ltd. (formerly Allied Artists Entertainment, Inc.), which report appears in the Company's Form 10-K for the year ended August 31, 2000, and to all references to this firm included in such Registration Statement.

                                                     /s/ Andrew M. Smith










Date : September 28, 2001